CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-185429 on Form S-8 of our report dated June 17, 2015, with respect to the financial statements of the Trane 401(k) and Thrift Plan as of December 31, 2014 and for the year then ended, included in this Annual Report on Form 11-K as of and for the year ended December 31, 2015.

/s/ Dixon Hughes Goodman LLP
Charlotte, North Carolina
June 28, 2016